UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2009

NARROWSTEP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Jurisdiction of Incorporation)

333-108632	33-1010941
(Commission File Number)	(I.R.S. Employer Identification No.)

PO BOX 565
HOPEWELL, NEW JERSEY 08525
(Address of Principal Executive Offices) (Zip Code)

(609) 945-1772
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

As disclosed in various previous filings with the Securities and Exchange Commission (“SEC’), including our Form 10-Q for the period ended November 30, 2008 and filed with the SEC on January 14, 2009, Onstream Media Corporation, a Florida corporation (“Onstream”) and Onstream Merger Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Onstream (“Merger Sub”) had entered into an Agreement and Plan of Merger (the “Definitive Agreement”) with Narrowstep Inc., a Delaware corporation (“Narrowstep”) and W. Austin Lewis IV, as stockholder representative (for the Narrowstep stockholders), dated as of May 29, 2008 and which Definitive Agreement was subsequently amended on August 13, 2008 and September 15, 2008.

On March 18, 2009, based on a provision in the Definitive Agreement, Onstream terminated the Definitive Agreement and the acquisition of Narrowstep, Inc. Since the Effective Time, as defined in the Definitive Agreement (as amended), did not occur on or prior to November 30, 2008, the terms of the Definitive Agreement allowed that it might be terminated by either Onstream or Narrowstep at any time after such date under certain circumstances.  Narrowstep is reviewing is rights and remedies under the Definitive Agreement and applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARROWSTEP INC.

By:	/s/ David C. McCourt
Name: David C. McCourt
Title: Chairman and Interim Chief Executive Officer

Date:  March 24, 2009